STATE STREET RESEARCH FINANCIAL TRUST

                                Amendment No. 9

                                       to

                First Amended and Restated Master Trust Agreement

                             INSTRUMENT OF AMENDMENT

         Pursuant to Article VII, Section 7.3 and Article IV, Section 4.1 of the First Amended and Restated Master Trust Agreement (the "Master Trust Agreement") of State Street Research Financial Trust (the "Trust") dated June 1, 1993, as heretofore amended, the following action is taken:

         The first sentence of the first paragraph of Section 4.2 of Article IV of the Master Trust Agreement is hereby amended to read as follows:

              "Section 4.2 Establishment and Designation of Sub- Trusts. Without limiting the authority of the Trustees set forth in Section 4.1 to establish and designate any further Sub-Trusts, the Trustees hereby establish and designate six Sub-Trusts: State Street Research Government Income Fund; State Street Research Strategic Portfolios:
         Aggressive; State Street Research Strategic Income Plus; State Street Research IntelliQuant Portfolios; Small-Cap Value; State Street Research International Equity Fund; and State Street Research Health Sciences Fund."

         This Amendment shall operate to abolish State Street Research Strategic
Portfolios: Moderate and shall be effective as of March 31, 2000.

         IN WITNESS WHEREOF, the undersigned Trustees of the Trust hereby adopt the foregoing on behalf of the Trust pursuant to Article IV, Section 4.1.


/s/ Bruce R. Bond                      /s/ Susan M. Phillips
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Bruce R. Bond                          Susan M. Phillips


/s/ Steve A. Garban                    /s/ Toby Rosenblatt
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Steve A. Garban                        Toby Rosenblatt


/s/ Malcolm T. Hopkins                 /s/ Michael S. Scott Morton
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Malcolm T. Hopkins                     Michael S. Scott Morton


/s/ Dean O. Morton                     /s/ Ralph F. Verni
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Dean O. Morton                         Ralph F. Verni